FOR IMMEDIATE RELEASE	4716 Old Gettysburg Road Mechanicsburg, PA 17055

Select Medical Corporation Announces
Results for Second Quarter and Six Months Ended June 30, 2006
     MECHANICSBURG, PENNSYLVANIA – August 11, 2006 – Select Medical Corporation today announced results for its second quarter and six months ended June 30, 2006.
     On February 24, 2005, Select Medical Corporation (“Select”) consummated a merger with a wholly-owned subsidiary of Select Medical Holdings Corporation (“Holdings”) pursuant to which Select became a wholly-owned subsidiary of Holdings. Holdings is owned by an investor group that includes Welsh, Carson, Anderson & Stowe IX, LP (“Welsh Carson”), Thoma Cressey Equity Partners, Inc. (“Thoma Cressey”) and members of Select’s senior management. As a result of the merger, Select’s assets and liabilities have been adjusted to their fair value as of the closing. Select also experienced an increase in aggregate outstanding indebtedness as a result of financing transactions associated with the merger. Accordingly, amortization expense and interest expense are higher in periods following the merger. Additionally, certain costs associated with the merger are reflected in the 2005 income statement periods. As a result, the financial statements for the periods before and after the merger are not comparable in certain respects.
     For the second quarter ended June 30, 2006, net operating revenues increased 1.8% to $482.1 million compared to $473.7 million for the same quarter, prior year. Income from operations was $78.0 million compared to $71.6 million for the same quarter, prior year. Net income was $33.9 million compared to $29.4 million for the same quarter, prior year. Net income before interest, income taxes, depreciation and amortization, income from discontinued operations, loss on early retirement of debt, merger related charges, stock compensation expense, other income and minority interest (“Adjusted EBITDA”) for the second quarter ended June 30, 2006 increased 5.9% to $90.6 million compared to $85.6 million for the same quarter, prior year. A reconciliation of net income to Adjusted EBITDA is attached to this release.
     For the six months ended June 30, 2006, net operating revenues increased 2.3% to $961.9 million compared to $939.8 million for the same period, prior year. Income from operations was $144.4 million compared to $0.5 million for the same period, prior year. Net income was $69.3 million compared to a loss of $57.8 million for the same period, prior year. As a result of the merger, Select incurred substantial costs related to stock compensation expense, loss on early retirement of debt and merger related charges that contributed to the lower income from operations and net loss experienced for the combined six months ended June 30, 2005. Adjusted EBITDA for the six months ended June 30, 2006 declined 1.3% to $168.9 million compared to $171.1 million for the same period, prior year. A reconciliation of net income to Adjusted EBITDA is attached to this release.

     On March 1, 2006, a subsidiary of Select sold all the issued and outstanding shares of Canadian Back Institute Limited (“CBIL”) for approximately C$89.8 million in cash (US $79.0 million). CBIL comprised Select’s entire Canadian operations. As a result of the sale, the operating results of CBIL have been reclassified and reported as discontinued operations for all reported periods, and its assets and liabilities have been reclassified as held for sale on Select’s December 31, 2005 balance sheet.
Specialty Hospitals
     At June 30, 2006, Select operated 96 long-term acute care hospitals and four acute medical rehabilitation hospitals. This compares to 98 long-term acute care hospitals and four acute medical rehabilitation hospitals operated at June 30, 2005. For the second quarter of 2006, net operating revenues for all of Select’s hospitals increased 3.8% to $360.8 million compared to $347.5 million for the same quarter, prior year. Total patient days for the second quarter of 2006 were 246,275, admissions were 10,154 and net revenue per patient day was $1,435. This compares to 246,171 days, 9,995 admissions and net revenue per patient day of $1,375 for the same quarter, prior year. For the hospitals opened or acquired as of January 1, 2005 and operated by Select throughout both periods, patient days in the second quarter of 2006 were 245,484 and admissions were 10,113, compared to 241,687 days and 9,833 admissions in the same quarter, prior year. Adjusted EBITDA for the segment increased 5.2% to $82.7 million compared to $78.6 million for the same quarter, prior year. The Adjusted EBITDA margin for the segment was 22.9% for the second quarter of 2006, compared to 22.6% for the same quarter, prior year. The Adjusted EBITDA margin for the hospitals opened or acquired as of January 1, 2005 and operated by Select throughout both periods was 23.5% for the second quarter of 2006, compared to 22.8% for the same quarter, prior year.
     For the six months ended June 30, 2006, net operating revenues for all of Select’s hospitals increased 4.5% to $720.4 million compared to $689.6 million for the same period, prior year. Total patient days for the six months ended June 30, 2006 were 497,976, admissions were 20,637 and net revenue per patient day was $1,419. This compares to 497,010 days, 20,331 admissions and net revenue per patient day of $1,352 for the same period, prior year. For the hospitals opened or acquired as of January 1, 2005 and operated by Select throughout both periods, patient days for the six months ended June 30, 2006 were 495,892 and admissions were 20,534, compared to 487,032 days and 19,942 admissions in the same period, prior year. Adjusted EBITDA for the segment was constant at $157.4 million compared to $157.7 million for the same period, prior year. The Adjusted EBITDA margin for the segment was 21.8% for the six months ended June 30, 2006, compared to 22.9% for the same period, prior year. The Adjusted EBITDA margin for the hospitals opened or acquired as of January 1, 2005 and operated by Select throughout both periods was 22.2% for the six months ended June 30, 2006, compared to 23.0% for the same period, prior year.
Outpatient Rehabilitation
     At June 30, 2006, Select operated 610 outpatient clinics. This compares to 632 outpatient clinics at June 30, 2005. Patient visits for the quarter were 762,177 compared to 863,966 for the same quarter, prior year. For the second quarter of 2006, net operating revenues declined 3.2% to $120.6 million compared to $124.6 million for the same quarter, prior year. The decline in net operating revenues and patient visits was principally related to a decline in the number of clinics we own and operate and a decline in the volume of visits per clinic. We are continuing to experience declines in our patient visits in a number of markets that result from physicians opening competing physical therapy practices. Adjusted EBITDA for the second quarter of 2006 remained constant at $18.4 million compared to $18.5 million for the same quarter, prior year. The Adjusted EBITDA margin for the quarter was 15.3% compared to 14.9% in the same quarter, prior year. Net revenue per visit was $94 for the second quarter of 2006 compared to $89 for the same quarter, prior year.

     Patient visits for the six months ended June 30, 2006 were 1,547,016 compared to 1,727,139 for the same period, prior year. For the six months ended June 30, 2006, net operating revenues declined 2.5% to $239.9 million compared to $246.1 million for the same period, prior year. Adjusted EBITDA for the six months ended June 30, 2006 declined 10.6% to $33.2 million compared to $37.1 million for the same period, prior year. The Adjusted EBITDA margin for the six months ended June 30, 2006 was 13.8% compared to 15.1% in the same period, prior year. Net revenue per visit was $93 for the six months ended June 30, 2006 compared to $90 for the same period, prior year.
LTACH Regulations
     On May 2, 2006, CMS released its final annual payment rate updates for the 2007 LTCH-PPS rate year (affecting discharges and cost reporting periods beginning on or after July 1, 2006 and before July 1, 2007). The May 2006 final rule makes several changes to LTCH-PPS payment methodologies and amounts.
     For discharges occurring on or after July 1, 2006, the rule changes the payment methodology for Medicare patients with a length of stay less than or equal to five-sixths of the geometric average length of stay for each LTC-DRG (referred to as “short-stay outlier” or “SSO” cases). Previously, payment for these patients was based on the lesser of (1) 120 percent of the cost of the case; (2) 120 percent of the LTC-DRG specific per diem amount multiplied by the patient’s length of stay; or (3) the full LTC-DRG payment. The final rule modifies the limitation in clause (1) above to reduce payment for SSO cases to 100 percent (rather than 120 percent) of the cost of the case. The final rule also adds a fourth limitation, capping payment for SSO cases at a per diem rate derived from blending 120 percent of the LTC-DRG specific per diem amount with a per diem rate based on the general acute care hospital inpatient prospective payment system (“IPPS”). Under this methodology, as a patient’s length of stay increases, the percentage of the per diem amount based upon the IPPS component will decrease and the percentage based on the LTC-DRG component will increase. The final rule reflects a moderation of the fourth limitation of the SSO payment policy that CMS had proposed in January 2006, which would have limited SSO payments solely to an amount based on the IPPS.
     In addition, for discharges occurring on or after July 1, 2006, the final rule provides for (i) a zero-percent update for the 2007 LTCH-PPS rate year to the LTCH-PPS standard federal rate used as a basis for LTCH-PPS payments; (ii) the elimination of the surgical case exception to the three-day or less interruption of stay policy, under which surgical exception Medicare reimburses a general acute care hospital directly for surgical services furnished to a long-term acute care hospital patient during a brief interruption of stay from the long-term acute care hospital, rather than requiring the long-term acute care hospital to bear responsibility for such surgical services; and (iii) increasing the costs that a long-term acute care hospital must bear before Medicare will make additional payments for a case under its high-cost outlier policy for the 2007 LTCH-PPS rate year.
     CMS estimates that the changes in the May 2006 final rule will result in an approximately 3.7 percent decrease in LTCH Medicare payments-per-discharge as compared to the 2006 rate year, largely attributable to the revised SSO payment methodology. Based upon Select’s historical Medicare patient volumes and revenues, Select expects that the May 2006 final rule will reduce Medicare revenues associated with SSO cases and high cost outlier cases to its long-term acute care hospitals by approximately $30.0 million on an annual basis. Additionally, had CMS updated the LTCH-PPS standard federal rate by the 2007 estimated market basket index of 3.4 percent rather than applying the zero-percent update, Select estimates that it would have received approximately $31.0 million in additional annual Medicare revenues, based on Select’s historical Medicare patient volumes and revenues (such revenues would have been paid to Select’s hospitals for discharges beginning on or after July 1, 2006).

Conference Call
     Select will host a conference call regarding its second quarter results on Monday, August 14, 2006, at 10:30 am EDT. The domestic dial in number for the call is 1-866-238-0638. The international dial in number is 1-703-639-1157.
* * * * *
     Select Medical Corporation is a leading operator of specialty hospitals in the United States. Select currently operates 96 long-term acute care hospitals in 27 states. Select operates four acute medical rehabilitation hospitals in New Jersey. Select is also a leading operator of outpatient rehabilitation clinics in the United States, with approximately 610 locations. Select also provides medical rehabilitation services on a contract basis at nursing homes, hospitals, assisted living and senior care centers, schools and worksites. Information about Select is available at http://www.selectmedicalcorp.com/
     Certain statements contained herein that are not descriptions of historical facts are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to those discussed in filings made by Select with the Securities and Exchange Commission. Many of the factors that will determine Select’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. Select undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
Investor inquiries:
Joel Veit, 717/972-1100

I. Condensed Consolidated Statements of Operations
(In thousands)
(unaudited)
For the Three Months Ended June 30, 2005 and 2006

			%
	2005	2006	Change
Net operating revenues	$473,704	$482,141	1.8%

Costs and expenses:

Cost of services	371,559	372,500	0.3%

General and administrative	13,075	11,549	(11.7)%

Bad debt expense	5,308	8,433	58.9%

Depreciation and amortization	12,156	11,666	(4.0)%

Income from operations	71,606	77,993	8.9%

Other income	308	1,608	422.1%
Interest income	193	197	2.1%
Interest expense	(25,054)	(23,995)	(4.2)%

Income from continuing operations before minority interests and income taxes	47,053	55,803	18.6%

Minority interests	554	335	(39.5)%

Income from continuing operations before income taxes	46,499	55,468	19.3%

Income tax expense	18,712	21,531	15.1%

Income from continuing operations	27,787	33,937	22.1%

Income from discontinued operations, net of tax	1,634	—	N/M

Net income	$29,421	$33,937	15.3%

II. Condensed Consolidated Statements of Operations
(In thousands)
(unaudited)
For the Six Months Ended June 30, 2005 and 2006

	Predecessor (1)	Successor (1)	Combined (2)	Successor (1)
	Period from
	January 1	Period from
	through	February 25	Six Months	Six Months
	February 24,	through June	Ended June 30,	Ended June 30,
	2005	30, 2005	2005	2006	% Change
Net operating revenues	$277,736	$662,090	$939,826	$961,884	2.3%

Costs and expenses:

Cost of services	244,321	512,086	756,407	757,697	0.2%

General and administrative	122,509	21,739	144,248	23,749	(83.5)%

Bad debt expense	6,588	9,866	16,454	13,433	(18.4)%

Depreciation and amortization	5,933	16,282	22,215	22,561	1.6%

Income (loss) from operations	(101,615)	102,117	502	144,444	N/M

Loss on early retirement of debt	(42,736)	—	(42,736)	—	N/M
Merger related charges	(12,025)	—	(12,025)	—	N/M
Other income	267	411	678	4,042	496.2%
Interest income	523	270	793	419	(47.2)%
Interest expense	(4,651)	(34,654)	(39,305)	(48,267)	22.8%

Income (loss) from continuing operations before minority interests, and income taxes	(160,237)	68,144	(92,093)	100,638	N/M

Minority interests	330	856	1,186	726	(38.8)%

Income (loss) from continuing operations before income taxes	(160,567)	67,288	(93,279)	99,912	N/M

Income tax expense (benefit)	(59,794)	27,100	(32,694)	40,626	N/M

Income (loss) from continuing operations	(100,773)	40,188	(60,585)	59,286	N/M

Income from discontinued operations, net of tax (includes pretax gain of $13,950 in 2006)	522	2,306	2,828	10,018	254.2%

Net income (loss)	$(100,251)	$42,494	$(57,757)	$69,304	N/M

(1)	On February 24, 2005, Select Medical Corporation (“Select”) merged with a subsidiary of Select Medical Holdings Corporation (“Holdings”) and became a wholly-owned subsidiary of Holdings. Select’s financial position and results of operations prior to the Merger are presented separately in the consolidated financial statements as “Predecessor” financial statements, while the financial position and results of operations following the merger are presented as “Successor” financial statements. Due to the revaluation of assets as a result of purchase accounting associated with the Merger, the pre-merger financial statements are not comparable with those after the Merger in certain respects.

(2)	Although the Predecessor and Successor results are not comparable by definition in certain respects due to the merger and the resulting revaluation, for ease of comparison, the financial data for the period after the merger, February 25, 2005 through June 30, 2005 (Successor period), has been added to the financial data for the period from January 1, 2005 through February 24, 2005 (Predecessor period), to arrive at the combined six months ended June 30, 2005. As a result of the merger, interest expense, loss on early retirement of debt, merger related charges, stock compensation expense, depreciation and amortization have been impacted.

III. Condensed Consolidated Balance Sheets
(In thousands)
(unaudited)

	December 31,	June 30,
	2005	2006

Assets

Cash	$35,861	$12,140

Restricted cash	6,345	5,548

Accounts receivable, net	256,798	268,024

Current deferred tax asset	59,135	57,182

Prepaid taxes	4,110	—

Other assets held for sale	13,876	—

Other current assets	19,725	17,803

Total current assets	395,850	360,697

Property and equipment, net	248,541	301,366

Goodwill	1,305,210	1,319,011

Other identifiable intangibles	86,789	83,409

Other assets held for sale	61,388	—

Other assets	65,591	70,889

Total assets	$2,163,369	$2,135,372

Liabilities and Stockholders’ Equity

Payables and accruals	$296,765	$264,984

Income taxes payable	—	33,589

Current liabilities held for sale	4,215	—

Current portion of long term debt	6,516	6,350

Total current liabilities	307,496	304,923

Long term debt, net of current portion	1,315,764	1,227,463

Non-current deferred tax liability	25,771	37,684

Non-current liabilities held for sale	3,817	—

Minority interests	4,356	2,507

Stockholders’ equity	506,165	562,795

Total liabilities and stockholders’ equity	$2,163,369	$2,135,372

IV. Key Statistics
(unaudited)
For the Three Months Ended June 30, 2005 and 2006

			%
	2005	2006	Change

Specialty Hospitals (a)

Number of hospitals – end of period	102	100	(2.0)%

Net operating revenues (,000)	$347,508	$360,772	3.8%

Number of patient days	246,171	246,275	0.0%

Number of admissions	9,995	10,154	1.6%

Net revenue per patient day (b)	$1,375	$1,435	4.4%

Adjusted EBITDA (,000)	$78,613	$82,673	5.2%

Adjusted EBITDA margin – all hospitals	22.6%	22.9%	1.3%

Adjusted EBITDA margin – same store hospitals (c)	22.8%	23.5%	3.1%

Outpatient Rehabilitation (d)

Number of clinics – end of period	632	610	(3.5)%

Net operating revenues (,000)	$124,645	$120,641	(3.2)%

Number of visits	863,966	762,177	(11.8)%

Revenue per visit (e)	$89	$94	5.6%

Adjusted EBITDA (,000)	$18,548	$18,423	(0.7)%

Adjusted EBITDA margin	14.9%	15.3%	2.7%
(a)	Specialty hospitals consist of long-term acute care hospitals and acute medical rehabilitation hospitals.

(b)	Net revenue per patient day is calculated by dividing specialty hospital patient service revenue by the total number of patient days.

(c)	Adjusted EBITDA margin – same store hospitals represents the Adjusted EBITDA margin for those hospitals opened or acquired on or before January 1, 2005 and operated throughout both periods.

(d)	Outpatient rehabilitation information for 2005 has been restated to remove the clinics operated by CBIL, which is being reported as discontinued operations. Occupational health clinics have been reclassified as managed clinics.

(e)	Net revenue per visit is calculated by dividing outpatient rehabilitation clinic revenue by the total number of visits. For purposes of this computation, outpatient rehabilitation clinic revenue does not include managed clinics or contract services revenue.

V. Key Statistics
(unaudited)
For the Six Months Ended June 30, 2005 and 2006

					%
	2005		2006		Change

Specialty Hospitals (a)

Number of hospitals – end of period		102		100	(2.0)%

Net operating revenues (,000)	$		$720,444		4.5%

Number of patient days		497,010		497,976	0.2%

Number of admissions		20,331		20,637	1.5%

Net revenue per patient day (b)		$1,352		$1,419	5.0%

Adjusted EBITDA (,000)		$157,740		$157,391	(0.2)%

Adjusted EBITDA margin – all hospitals		22.9%		21.8%	(4.8)%

Adjusted EBITDA margin – same store hospitals (c)		23.0%		22.2%	(3.5)%

Outpatient Rehabilitation (d)

Number of clinics – end of period		632		610	(3.5)%

Net operating revenues (,000)		$246,100		$239,931	(2.5)%

Number of visits		1,727,139		1,547,016	(10.4)%

Revenue per visit (e)		$90		$93	3.3%

Adjusted EBITDA (,000)		$37,112		$33,183	(10.6)%

Adjusted EBITDA margin		15.1%		13.8%	(8.6)%
(a)	Specialty hospitals consist of long-term acute care hospitals and acute medical rehabilitation hospitals.

(b)	Net revenue per patient day is calculated by dividing specialty hospital patient service revenue by the total number of patient days.

(c)	Adjusted EBITDA margin – same store hospitals represents the Adjusted EBITDA margin for those hospitals opened or acquired on or before January 1, 2005 and operated throughout both periods.

(d)	Outpatient rehabilitation information for 2005 has been restated to remove the clinics operated by CBIL, which is being reported as discontinued operations. Occupational health clinics have been reclassified as managed clinics.

(e)	Net revenue per visit is calculated by dividing outpatient rehabilitation clinic revenue by the total number of visits. For purposes of this computation, outpatient rehabilitation clinic revenue does not include managed clinics or contract services revenue.

VI. Net Income to Adjusted EBITDA Reconciliation
(In thousands)
(unaudited)
For the Three and Six Months Ended June 30, 2005 and 2006
     The following table reconciles net income (loss) to Adjusted EBITDA for Select. Adjusted EBITDA is used by Select to report its segment performance in accordance with SFAS No. 131. Adjusted EBITDA is defined as net income (loss) before interest, income taxes, depreciation and amortization, income from discontinued operations, loss on early retirement of debt, merger related charges, stock compensation expense, other income and minority interest. We believe that the presentation of Adjusted EBITDA is important to investors because Adjusted EBITDA is used by management to evaluate financial performance and determine resource allocation for each of our operating units.
     Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles. Items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to, or substitute for, net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

	Successor (1)
	Three Months Ended June 30		Predecessor (1)	Successor (1)	Combined (2)	Successor(1)
			Period from
			January 1	Period from
			through	February 25	For the Six	For the Six
			February 24	through June	Months Ended	Months Ended
	2005	2005	2005	30, 2006	June 30, 2005	June 30, 3006

Net income (loss)	$29,421	$33,937	$(100,251)	$42,494	$(57,757)	$69,304
Income from discontinued operations, net of tax	(1,634)	—	(522)	(2,306)	(2,828)	(10,018)
Income tax expense (benefit)	18,712	21,531	(59,794)	27,100	(32,694)	40,626
Minority interest	554	335	330	856	1,186	726
Interest expense, net	24,861	23,798	4,128	34,384	38,512	47,848
Other income	(308)	(1,608)	(267)	(411)	(678)	(4,042)
Loss on early retirement of debt	—	—	42,736	—	42,736	—
Merger related charges	—	—	12,025	—	12,025	—
Stock compensation expense (3)	1,817	945	142,213	6,143	148,356	1,891
Depreciation and amortization	12,156	11,666	5,933	16,282	22,215	22,561

Adjusted EBITDA	$85,579	$90,604	$46,531	$124,542	$171,073	$168,896

Specialty hospitals	$78,613	$82,673	$44,384	$113,356	$157,740	$157,391
Outpatient rehabilitation	18,548	18,423	9,848	27,264	37,112	33,183
Other (4)	(11,582)	(10,492)	(7,701)	(16,078)	(23,779)	(21,678)

Adjusted EBITDA	$85,579	$90,604	$46,531	$124,542	$171,073	$168,896

(1)	On February 24, 2005, Select Medical Corporation (“Select”) merged with a subsidiary of Select Medical Holdings Corporation (“Holdings”) and became a wholly owned subsidiary of Holdings. Select’s financial position and results of operations prior to the merger are presented separately in the consolidated financial statements as “Predecessor” financial statements, while the financial position and results of operations following the merger are presented as “Successor” financial statements. Due to the revaluation of assets as a result of purchase accounting associated with the merger, the pre-merger financial statements are not comparable with those after the merger in certain respects.

(2)	Although the Predecessor and Successor results are not comparable by definition in certain respects due to the merger and the resulting revaluation, for ease of comparison, the financial data for the period after the merger, February 25, 2005 through June 30, 2005 (Successor period), has been added to the financial data for the period from January 1, 2005 through February 24, 2005 (Predecessor period), to arrive at the combined six months ended June 30, 2005. As a result of the merger, interest expense, loss on early retirement of debt, merger related charges, stock compensation expense, depreciation and amortization have been impacted.

(3)	For the three months ended June 30, 2005 and 2006, for the period from January 1 through February 24, 2005, the period from February 25 through June 30, 2005, and for the six months ended June 30, 2006, $1.8 million, $0.9 million, $115.0 million, $6.1 million and $1.9 million, respectively, of stock compensation expense was included in general administrative expense on Select’s consolidated statement of operations. For the period from January 1 through February 24, 2005, $27.2 million of stock compensation expense was included in cost of services on Select’s consolidated statement of operations.

(4)	Other primarily includes Select’s general and administrative costs.

The following tables reconcile specialty hospital same store information.

	Three Months Ended
	June 30, 2005	June 30, 2006
Specialty hospitals net operating revenue	$347,508	$360,772
Less: Specialty hospitals in development or closed after 1/1/05	4,240	770

Specialty hospitals same store net operating revenue	$343,268	$360,002

Specialty hospitals Adjusted EBITDA	$78,613	$82,673
Less: Specialty hospitals in development or closed after 1/1/05	505	(1,970)

Specialty hospitals same store Adjusted EBITDA	$78,108	$84,643

All specialty hospitals Adjusted EBITDA margin	22.6%	22.9%
Specialty hospitals same store Adjusted EBITDA margin	22.8%	23.5%

	Six Months Ended
	June 30, 2005	June 30, 2006
Specialty hospitals net operating revenue	$689,552	$720,444
Less: Specialty hospitals in development or closed after 1/1/05	10,268	974

Specialty hospitals same store net operating revenue	$679,284	$719,470

Specialty hospitals Adjusted EBITDA	$157,740	$157,391
Less: Specialty hospitals in development or closed after 1/1/05	1,839	(2,347)

Specialty hospitals same store Adjusted EBITDA	$155,901	$159,738

All specialty hospitals Adjusted EBITDA margin	22.9%	21.8%
Specialty hospitals same store Adjusted EBITDA margin	23.0%	22.2%

VII. Discontinued Operations Income Statement
(In thousands)
(unaudited)
For the Three and Six Months Ended June 30, 2005 and the Two Months Ended February 28 2006
The following table summarizes the income statement information relating to our discontinued operations of CBIL sold on March 1, 2006

	Successor (1)	Predecessor (1)	Successor (1)	Combined (2)	Successor (1)
		Period from			For the Two
		January 1	Period from		Months
	For the Three	through	February 25	Six Months	Ended
	Months Ended	February 24,	through June	Ended June	February 28,
	June 30, 2005	2005	30, 2005	30, 2005	2006
Net operating revenues	$17,936	$10,051	$24,662	$34,713	$12,902

Costs and expenses:
Cost of services	13,911	8,295	19,010	27,305	10,733
Bad debt expense	107	73	158	231	87
Depreciation and amortization	333	244	455	699	176

Income from discontinued operations	3,585	1,439	5,039	6,478	1,906

Other expense	308	267	411	678	—
Gain on sale	—	—	—	—	(13,950)
Interest expense (income)	101	83	137	220	(31)

Income from discontinued operations before minority interests and income taxes	3,176	1,089	4,491	5,580	15,887

Minority interests	476	139	636	775	340

Income from discontinued operations before income taxes	2,700	950	3,855	4,805	15,547

Income tax expense	1,066	428	1,549	1,977	5,529

Income from discontinued operations, net of tax	$1,634	$522	$2,306	$2,828	$10,018

(1)	On February 24, 2005, Select Medical Corporation (Select) merged with a subsidiary of Select Medical Holdings Corporation (“Holdings”) and became a wholly-owned subsidiary of Holdings. Select’s financial position and results of operations prior to the Merger are presented separately in the consolidated financial statements as “Predecessor” financial statements, while the financial position and results of operations following the merger are presented as “Successor” financial statements. Due to the revaluation of assets as a result of purchase accounting associated with the Merger, the pre-merger financial statements are not comparable with those after the Merger in certain respects.

(2)	Although the Predecessor and Successor results are not comparable by definition in certain respects due to the merger and the resulting revaluation, for ease of comparison, the financial data for the period after the merger, February 25, 2005 through June 30, 2005 (Successor period), has been added to the financial data for the period from January 1, 2005 through February 24, 2005 (Predecessor period), to arrive at the combined six months ended June 30, 2005. As a result of the merger, interest expense, loss on early retirement of debt, merger related charges, stock compensation expense, depreciation and amortization have been impacted.